EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                          BETWEEN TIREX CANADA R&D INC.
                                  AND JOHN CARR

                              EMPLOYMENT AGREEMENT

                                       AND

                                   SUPPLEMENT

                                                 [hereinafter the "Agreement"]

John Carr
4164 Dorchester
Westmount, PQ H3Z

                                                    [hereinafter the "Employee"]

      This Agreement will confirm the terms and conditions of your full-time employment with the corporation, Tirex Canada R&D Inc., located at 740, St-Maurice, suite 201, Montreal, Quebec, H3C 1L5, hereby represented by Mr. Terence C. Byrne, the president, effective as of August 1, 1997.

                                                    [hereinafter the "Employer"]

1. EMPLOYMENT

1.1 POSITION AND DUTIES. You are employed by the Employer in the position of Program Director. You agree to be bound by the terms and conditions of this Agreement during your employment with the Employer. In carrying out your duties, you will respect all reasonable instructions as may be given by members of management of the Employer. In your position, you will report to your immediate supervisor, Louis Sanzaro, and are responsible for the following duties :

      SEE SUPPLEMENT

                                                         [description of duties]

The duties enumerated above are not limited. During your employment, you may execute all duties relating to your position or in accordance with your capacities. The Employer, for its proper operating order, may modify your duties. As such, the Employer hereby binds itself to inform you of any and all such modifications. You understand and agree that the Employer may change your position if it is confident and deems that your qualifications and capacities are sufficient for such a change.

1.2 GOOD FAITH, RESPECT AND LOYALTY. You understand and agree that you have the obligation to act in good faith, with respect and loyalty towards the Employer.

1.3 THE EMPLOYER'S POLICIES. You acknowledge and agree that the employment relationship will be governed by the standards and terms established by the Employer's policies as they are established from time to time and agree to respect the terms of such policies so long as they are not inconsistent with any provisions of the Agreement. You undertake to inform yourself of the details of such policies and amendments thereto established from time to time.

1.4 PROBATIONARY PERIOD. You understand and agree that the first six (6) months of your employment shall constitute a probationary period, during which time you or the Employer may terminate your employment as set out in paragraph 4.1 of the Agreement.

1.5 HOURS OF WORK. As you will be employed on a full-time basis for the Employer, your hours of work will vary and may be irregular and will be those hours required to meet the objectives of your employment. Accordingly, this Agreement constitutes your consent to working greater hours than those provided for in any applicable employment or labor standards legislation. In addition, it is expected that you will devote yourself exclusively to the Employer's business and will not be employed or engaged in any capacity in any other business during normal business hours.

2. REMUNERATION AND BENEFITS

2.1 SALARY AND BENEFITS. In consideration of your performance of the obligations and duties contained in this Agreement, the Employer will pay you a starting salary of $ 85,000 Cdn per annum payable in [bi-weekly] installments, in arrears, subject to the normal statutory deductions. You agree and authorize the Employer to debit any amount given to you in excess directly from your salary or from any payment you have received. The Employer will revise your salary in accordance with its general policy standards and in accordance with your performance in relation to the objectives of your employment.

2.2 VACATION TIME (hereinafter " Vacation "). Vacation must be taken immediately following the year in which it has been acquired (hereinafter the "reference year") and cannot be deferred from year to year. Furthermore, Vacation cannot be exchanged for money. Vacation is taken in turn while taking into consideration your preference of dates, the number of persons concerned, as well as the needs of operation of the Employer. The "reference year" consists of a period of twelve (12) consecutive months during which the employee progressively acquires the right to Vacation.

The number of weeks of vacation to which you are entitled is determined from the table attached herewith as Annex A.

You must remit your choice of vacation to your immediate superior for approval at the latest 30/8 [day and month] for the summer and autumn vacation and the 29/2 [day and month] for the winter and spring vacation.


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

2.3 NOTICE FOR CHANGES IN THE COMPENSATION ARRANGEMENTS. You understand and agree that, on providing thirty days advance written notice, the Employer has the right to unilaterally introduce changes to your compensation arrangements and that such changes in your compensation arrangements will not affect the application of this Agreement.

3. DURATION OF CONTRACT

The Employer retains the services of the employee for an indeterminate period as of the signing of the present and terminating in accordance with the following.

4. TERMINATION AND NOTICE OF TERMINATION

4.1 TERMINATION DURING THE PROBATIONARY PERIOD. The Employer may terminate your employment at its sole discretion for any purpose that it may deem reasonable, without notice or pay "in lieu of notice" and without cause, during the six (6) month probationary period referred to in paragraph 1.4 of this Agreement. You have the possibility to resign without notice during this probationary period.

4.2 WRITTEN NOTICE BY THE EMPLOYEE. You may terminate your employment pursuant to this Agreement by giving at least thirty (30) days advance notice in writing to the Employer. The Employer may waive such notice, in whole or in part and if it does so, your entitlement to remuneration and benefits pursuant to this Agreement will cease on the date it waives such notice.

4.3 TERMINATION FOR CAUSE. The Employer may unilaterally terminate your employment pursuant to this Agreement without notice or payment "in lieu" thereof, for cause. For the purposes of this Agreement, "cause">> shall include:

a)    any breach of the provisions of this Agreement by you;

b) consistent poor performance on your part, after being advised as to the standard required by the Employer;

c) any intentional or grossly negligent disclosure of any Information by you, as determined in the sole discretion of the Employer;

d) your violation of any local, provincial or federal statute, including, without limitation, an act of dishonesty such as embezzlement or theft;

e) conduct on your part that is materially detrimental to the business or the financial position of the Employer, as determined in the sole discretion of the Employer;

f) personal conduct on your part which is of such a serious and substantial nature that, as determined in the sole discretion of the Employer, it would injure the reputation of the Employer if you are retained as an employee;


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

g)    your bankruptcy or insolvency has been declared;

h) any and all omissions, commissions or other conduct which would constitute cause at law, in addition to the specified causes.

4.4 NOTICE BY THE EMPLOYER. After the probationary period, the Employer may terminate your employment pursuant to this Agreement at its sole discretion for any reason, without cause, upon providing to you a number of weeks of notice, as determined in respect with the law in force in the Province of Quebec.

4.5 PAY "IN LIEU OF NOTICE". Pay in "lieu of notice" will be calculated on the basis of your annual base salary as of the date you receive notice of termination. Bonuses and other forms of additional compensation will not be considered part of your annual base salary. Your rights and entitlements under any performance bonus shall terminate effective as of the date of your termination of employment, or as at the date you receive notice of termination, if pay "in lieu of notice" is provided.

The Employer's notice or pay "in lieu of notice" is equivalent to a vacation period which you are entitled pursuant to the law in force in Quebec.
Consequently, you understand and may agree to acquit the Employer of any claim from your employment termination and may abandon any complaint against him.

Pay "in lieu of notice" will be provided to you at the Employer's discretion within six (6) days of the date of your termination of employment.

Should you work during the delay of the notice and resign during the said delay, you are entitled to half of the remainder of the sums which are due in respect of the notice as of the date of the said resignation.

4.6 FULL AND FINAL RELEASE. Furthermore, you agree and understand that amount of money as notice or pay "in lieu of notice" constitutes a full and final release with regard to any claim resulting from the termination of your employment.

5. CONFIDENTIAL INFORMATION

5.1 ACQUISITION OF INFORMATION. You acknowledge that as a Program Director and in such other position as you may hold with the Employer, you will acquire information (the "Information") about certain matters which are confidential to the Employer, which Information is the exclusive property of the Employer, including but not limited to, the following:

      (a) discoveries, inventions, research and development, formulas and technology, improvement, written works, computer programs, any item developed in which copyright, patent or any Intellectual Property right subsists in relation to the current business of the Employer (hereinafter the "Works").


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

      (b)   trade secrets;

      (c)   lists of present and prospective customers and buying habits;

      (d)   purchase requirements;

      (e)   pricing and sales policies and concepts;

      (f)   financial information, and

      (g)   business plans, forecasts and market strategies.

You acknowledge that the Information could be used to the detriment of the Employer and that the disclosure could cause irreparable harm to the Employer. Accordingly, you undertake to treat confidentially all Information and not to disclose it to any third party or to use it for any purpose either during your employment, except as may be necessary in the proper discharge of your duties, or after termination of your employment for any reason, except with the written permission of the Employer.

You hereby understand and agree that you will inform your immediate superior or, if the case may be, an officer of the Employer, of any work of your own creation that is subject to copyright or a patent as described in paragraph 5.1 (a) and agree not to disclose any information concerning the said creation to any person whatsoever except with the written permission of the Employer.

Furthermore, you understand and agree to aid and cooperate during your employment and following its termination in any legal suit whatsoever concerning the Works which you contributed to and which damages the rights of the Employer.

5.2 EMPLOYER'S OWNERSHIP OF WORKS. You acknowledge that the Employer owns all Works that may be developed by you during the course of your employment with the Employer and you agree to waive, by the present, all rights to any such Works.

5.3 THE EMPLOYER'S RIGHTS ON INFORMATION. All notes, data, tapes, reference items, sketches, drawings, memoranda, records, diskettes and other materials in any way relating to any of the Information or to the Employer's business, produced by you or coming into your possession by or through your employment, shall belong exclusively to the Employer and you agree to turn over to the Employer all copies of any such materials in your possession or under your control, forthwith, at the request of the Employer or, in the absence of a request, on the termination of your employment with the Employer.

6. NON-COMPETITION

6.1 ACQUISITION OF KNOWLEDGE. You acknowledge and agree that as a Program Director for the Employer you will gain a knowledge of and a close working relationship with the Employer's customers, which would injure the Employer if made available to a competitor or used for competitive purposes.


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

6.2 NON-COMPETITION. You agree with and for the benefit of the Employer that for a period of two (2) years from the date of termination of your employment, whether such termination is occasioned by you, by the Employer with or without cause, or by mutual agreement, you will not, within the geographical area of Montreal, Quebec, directly or indirectly, either as an individual or as a partner or joint-venturer or as an employee, principal, consultant, agent, shareholder, officer, director, or as a salesman for any reason, firm, association, organization, syndicate, company or corporation, or in any manner whatsoever, carry on, be engaged in, advise, guarantee the debts or obligations of, or permit your name or any part thereof to be used or employed in a business which is the same as, or competitive with, the business of the Employer, including, but without limiting, any business relating to recycling and/or remanufacturing, and/or molding products generated from tire recycling and which is in a directly competitive field.

7. NON-SOLICITATION

7.1 EMPLOYER'S CLIENTS. You agree with and for the benefit of the Employer that for a period of twenty-four (24) months from the date of termination of your employment, whether such termination is occasioned by you, by the Employer with or without cause, or by mutual agreement, you will not, for any reason whatsoever, directly or indirectly, solicit or accept business with respect to products in which you traded on behalf of the Employer from any of the Employer's clients or customers, wherever situated.

7.2. EMPLOYEES. You further agree that during employment pursuant to this Agreement and for a period of twenty-four (24) months following termination of employment, whether such termination is occasioned by you, by the Employer with or without cause, or by mutual agreement, you will not hire or take away or cause to be hired or taken away any employee of the Employer for the purposes of employment in any business related to or competitive with the current business of the Employer.

8. INJUNCTIVE RELIEF

8.1 PRESERVATION OF THE RELATIONSHIPS BETWEEN THE EMPLOYER AND HIS CLIENTS. You understand and agree that the Employer has a material interest in preserving the relationships it has developed with its customers against impairment by competitive activities of a former employee. Accordingly, you agree that the restrictions and covenants contained in paragraph 5 (Confidential Information), paragraph 6 (Non-competition) and paragraph 7 (Non-solicitation), are reasonably required for the protection of the Employer and its goodwill and that your agreement to same by your execution of this Agreement, are of the essence to this Agreement and constitute a material inducement to the Employer to enter into this Agreement and to employ you, and that the Employer would not enter into this Agreement absent such an inducement.

8.2 REMEDIES FOR THE EMPLOYER. You understand and agree, without prejudice to any and all other rights of the Employer, that in the event of your violation or attempted violation of any


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

of the covenants contained in paragraphs 5, 6 and 7 of this Agreement, an injunction or other like remedy shall be the only effective method to protect the Employer's rights and property as set out, and that an interim injunction may be granted immediately on the commencement of any suit.

9. NOTICES

Any notice required or permitted to be given to either party must be delivered by hand or personally to the party's address last known to the other party and will be deemed to be received on the date of hand delivery or personal delivery to such address. Personal delivery shall include delivery by a commercial courier.

10. SEVERABILITY

In the event that any provision of this Agreement is found to be void, invalid, illegal or unenforceable by a court of competent jurisdiction, such finding will not affect any other provision of this Agreement which will continue to be in full force and effect.

11. WAIVER

The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

12. ENTIRE AGREEMENT

This Agreement contains the final and entire understanding and agreement between you and the Employer with respect to the terms and conditions of your employment addressed herein.

13. MODIFICATION OF AGREEMENT

Any modification of this Agreement must be in writing and signed by both you and the Employer or it shall have no effect and shall be void.

14. TITLES

The titles of all the provisions contained herein have been inserted for ease of reference and do not affect the construction and interpretation of the provisions of the Agreement in any way.


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

15.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

16. INDEPENDENT LEGAL ADVICE

You  acknowledge  that  you  have  read  and  understand  this  Agreement,   and
acknowledge that you have had the opportunity to obtain legal advice about it.

The parties have expressly requested that the Agreement be drawn by and executed in English only; les parties ont expressement exige que la Convention soit redigee uniquement en langue anglaise.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the below effective date.

Montreal, 17th day of June 1998.

/s/ Terence C. Byrne                            /s/ John Carr
--------------------------------                --------------------------------
Tirex Canada R&D Inc.                           [name of the Employee]
by Terence C. Byrne, President

/s/ Terence C. Byrne
--------------------------------
The Tirex Corporation
by Terence C. Byrne, President


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

                                    ANNEX A
                                  (as proposed)

     NUMBER OF CONTINUED YEARS                   NUMBER OF WEEKS OF
           OF SERVICE                                VACATION

                                          1 working day for every month of
         Less than 1 year              continued service, without the total of
                                           the vacation exceeding 10 days

           1 to 3 years                                2 weeks

           3 to 5 years                                3 weeks

        More than 5 years                              4 weeks


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

Supplement

1. Job Description

      a) Coordinate with subcontractors and design engineers and assist in the design and redesign of equipment and facilities;

      b)    Supervise ISO 9000 procedures and practices;

      c)    Supervise the writing of all technical manuals;

      d) Oversee the assembly and testing of equipment for sale by inside and outside contractors.

2. Additional Compensation

      a) Employee will receive 100,000 shares of The Tirex Corporation stock as a bonus with the date of compensation shall be the date this Agreement is executed;

      b) Employee shall receive the difference between his gross pay at Bentley Environmental and his gross pay at Tirex for a period of one year beginning at the present date. The value is determined to be set at $1,500 cd per month and shall be compensated in the form of The Tirex Corporation stock at market value;

      c) Employee's name shall be placed on any new patents that he has had direct involvement in developing;

      d) While employed under this contract all designs and patents related to the current business of Employer created by the Employee shall be the sole property of the Employer.

      e) This agreement shall be signed by an officer of The Tirex Corporation who has the authority to issue stock on behalf of The Tirex Corporation. Furthermore, The Tirex Corporation acknowledges this Agreement and agrees to be bound by the obligations therein. All stock received as compensation shall be issued within 30 days of agreed compensation date and shall be free trading upon issuance of said stock.


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